Exhibit 4.4

EXECUTION VERSION

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 23, 2013 (the “Effective Date”), is made by and among STEWART ENTERPRISES, INC., a Louisiana corporation (the “Company”), the Guarantors, and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”), under the Indenture referred to herein.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture dated as of June 27, 2007 (as previously amended, supplemented or modified, the “Indenture”), providing for the issuance of the Company’s 3.375% Senior Convertible Notes due 2016 (herein called the “Securities”);

WHEREAS, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 28, 2013, with Service Corporation International, a Texas corporation (“SCI”), and Rio Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SCI (“Merger Sub”);

WHEREAS, pursuant to the Merger Agreement, on the Effective Date, Merger Sub was merged into the Company with the Company being the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s Common Stock was converted into the right to receive $13.25 per share in cash, without interest (the “Merger Consideration”);

WHEREAS, the Merger constitutes a Business Combination under Section 4.10 of the Indenture;

WHEREAS, Section 4.10 of the Indenture provides that in the event of any Business Combination of the Company as a result of which holders of Common Stock are entitled to receive stock, other securities or other property or assets (including cash or any other combination thereof) with respect to or in exchange for Common Stock, the Company shall execute with the Trustee a supplemental indenture providing that from and after the effective date of such Business Combination, upon conversion of Securities, the settlement of the Conversion Obligation in accordance with the provisions of Section 4.12 of the Indenture shall be based on, and each Remaining Share, if any, deliverable in respect of any such settlement shall consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Business Combination;

WHEREAS, Section 10.01(a) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder of a Security for the purpose of providing for modifications to conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of the Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 of the Indenture); and

WHEREAS, notice of the anticipated Merger and the anticipated execution of this Supplemental Indenture was duly provided to Holders pursuant to Section 4.09 of the Indenture on November 27, 2013;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1

EFFECT OF MERGER

SECTION 1.1  Conversion of Securities.

In accordance with Section 4.10 of the Indenture and notwithstanding anything therein to the contrary, from and after the Effective Date, upon settlement of any conversion of Securities in accordance with the terms of the Indenture, the Conversion Obligation for each $1,000 principal amount of Securities surrendered for conversion shall be an amount in cash equal to the Merger Consideration, multiplied by the Conversion Rate then applicable pursuant to the Indenture at the time of such conversion.

ARTICLE 2

MISCELLANEOUS

SECTION 2.1  Effectiveness of Supplemental Indenture.  Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 2.2  Indenture Remains in Full Force and Effect.  Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3  Indenture and Supplemental Indenture Construed Together.  This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4  Confirmation and Preservation of Indenture.  The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5  Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture or the Indenture, the provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

SECTION 2.6  Separability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.7  Headings.  The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof and shall not affect the construction hereof.

SECTION 2.8  Benefits of Supplemental Indenture, etc.  Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

SECTION 2.9  Certain Duties and Responsibilities of the Trustee.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.10  Counterparts.  This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.11  Governing Law; Waiver of Jury Trial.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

SECTION 2.12  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature Pages Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

STEWART ENTERPRISES, INC.

By:	/s/ Curtis G. Briggs
Name:	Curtis G. Briggs
Title:	Vice President

[Supplemental Indenture – 2016 Notes]

GUARANTORS:

FOREST HILLS CEMETERY, LLC
GRIFFIN-LEGGETT INSURANCE AGENCY, LLC
S. E. FUNERAL HOMES OF ARKANSAS, LLC
S.E. FUNERAL HOMES OF CALIFORNIA, INC.
S.E. COMBINED SERVICES OF CALIFORNIA, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
CREMATION SOCIETY NORTHWEST, INC.
E.R. BUTTERWORTH & SONS
CHEATHAM HILL MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
S.E. CEMETERIES OF ALABAMA, LLC
S.E. COMBINED SERVICES OF ALABAMA, LLC
S.E. FUNERAL HOMES OF ALABAMA, LLC
ROSE HAVEN FUNERAL HOME AND CEMETERY, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
S.E. FUNERAL HOMES OF TENNESSEE, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. CEMETERIES OF TEXAS, INC.
S.E. CEMETERIES OF WISCONSIN, INC.
FUNERAL SECURITY PLANS, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.

[Supplemental Indenture – 2016 Notes]

CATAWBA MEMORIAL PARK, INC.
GARRETT — HILLCREST, INC.
McLAURIN’S FUNERAL HOME, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY PFP, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
DRUID RIDGE CEMETERY COMPANY
PARKWOOD MANAGEMENT COMPANY
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
J.P. FINLEY AND SON MORTUARY, INC.
SUNSET HILLS MEMORIAL PARK
ABBY PLAN OF TEXAS, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
SIMPLICITY PLAN OF TEXAS, INC.
S.E. COMBINED SERVICES OF TEXAS, INC.
S.E. FUNERAL HOME OF COPPELL, TEXAS, INC
GRIFFIN-LEGGETT, LLC
S.E. ACQUISITION OF CALIFORNIA, INC.
CEMETERY MANAGEMENT, INC.

[Supplemental Indenture – 2016 Notes]

EASTLAWN CORPORATION
HOLLY HILL MEMORIAL PARK, INC.
BALLYHOO INNOVATIONS, INC.
STEWART ENTERPRISES (EUROPE), INC.
S.E. MID-ATLANTIC, INC.
LAKEWOOD MEMORIAL PARK, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. ACQUISITION OF OREGON, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
LAKE LAWN METAIRIE FUNERAL HOME
S.E. FUNERAL HOMES OF FLORIDA, LLC
S.E. CEMETERIES OF FLORIDA, LLC
S.E. COMBINED SERVICES OF FLORIDA, LLC
EMPRESAS STEWART-FUNERARIAS, INC.
ENDURING MEMORIES, INC.
NAILKNOT, LLC
S.E. CEMETERIES OF VIRGINIA, LLC
S.E. FUNERAL HOMES OF VIRGINIA, LLC
STEWART RESOURCE CENTER, LLC
ACME MAUSOLEUM, LLC
S.E. CEMETERIES OF LOUISIANA, LLC
S.E. FUNERAL HOMES OF LOUISIANA, LLC
STEWART SERVICES, LLC
SYMPATHYSHOP.COM, L.L.C.
S.E. SOUTH-CENTRAL, LLC
KANAWHA PLAZA PARTNERSHIP

By:	/s/ Curtis G. Briggs
Name:	Curtis G. Briggs
Title:	Authorized Signatory

[Supplemental Indenture – 2016 Notes]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Vice President

[Supplemental Indenture – 2016 Notes]